SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    October 24, 1996
                                                 ---------------------


                           CAREER HORIZONS, INC.
                        -------------------------
            (Exact name of registrant as specified in its charter)



     DELAWARE                     0-23534                  22-3038096
   ------------                  ---------               --------------
(State or other jurisdiction    (Commission              (IRS Employer
    of incorporation)           File Number)         Identification No.)

   177 Crossways Park Drive, Woodbury, NY                     11797
  -----------------------------------------                 ---------
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     (516) 682-1400
                                                        -------------

ITEM 5.   Other Events
          ------------

On October 24, 1996, Career Horizons, Inc. (the "Registrant") issued a press release reporting that they have acquired all of the outstanding common stock of Legal Support Personnel, Inc., a provider of supplementary staffing, primarily paralegals, to the legal profession.

Based in New York City, Legal Support Personnel, Inc. had revenues of approximately $5.3 million for the year ended December 31, 1995.

Terms of the acquisition of the privately-held firm were not disclosed. The Registrant funded the acquisition from the issuance of shares of its common stock.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAREER HORIZONS, INC.
                                       ---------------------
                                          (Registrant)



Date   October 29, 1996                By: /s/ Michael T. Druckman
                                           -----------------------
                                           Michael T. Druckman
                                           Senior Vice President,
                                           Treasurer and Asst. Secretary
                                           (Principal Financial and
                                            Accounting Officer)

                   CAREER HORIZONS, INC. and SUBSIDIARIES

                              INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION

    20.1       Press Release Announcing the Acquisition of Legal Support
               Personnel, Inc.